   As filed with the Securities and Exchange Commission on September 14, 2001
                                                     Registration No. 333- _____

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         FLEXTRONICS INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                  SINGAPORE                                   NOT APPLICABLE
        (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

     11 UBI ROAD 1, #07-01/02, MEIBAN INDUSTRIAL BUILDING, SINGAPORE 408723
                    (Address of Principal Executive Offices)

       SHARE OPTIONS GRANTED UNDER TELCOM GLOBAL SOLUTIONS HOLDINGS, INC.
              2000 EQUITY INCENTIVE PLAN ASSUMED BY THE REGISTRANT
            SHARE OPTIONS GRANTED UNDER TELCOM GLOBAL SOLUTIONS, INC.
                2000 STOCK OPTION PLAN ASSUMED BY THE REGISTRANT
                            (Full Title of the Plans)

                                MICHAEL E. MARKS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         FLEXTRONICS INTERNATIONAL LTD.
                            11 UBI ROAD 1, #07-01/02
                           MEIBAN INDUSTRIAL BUILDING
                                SINGAPORE 408723
                                  (65) 844-3366
            (Name, Address and Telephone Number of Agent For Service)

                          ---------------------------
                                   Copies to:

        TIMOTHY STEWART, ESQ.                 DAVID K. MICHAELS, ESQ.
   FLEXTRONICS INTERNATIONAL LTD.                TRAM T. PHI, ESQ.
 C/O FLEXTRONICS INTERNATIONAL USA, INC.        FENWICK & WEST LLP
         2090 FORTUNE DRIVE                    TWO PALO ALTO SQUARE
         SAN JOSE, CA 95131                 PALO ALTO, CALIFORNIA 94306

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION, AND SALES OF THE REGISTERED SECURITIES WILL BEGIN AS SOON AS REASONABLY PRACTICABLE AFTER SUCH EFFECTIVE DATE.

                         CALCULATION OF REGISTRATION FEE


            TITLE OF                   AMOUNT       PROPOSED MAXIMUM        PROPOSED
           SECURITIES                  TO BE         OFFERING PRICE     MAXIMUM AGGREGATE     AMOUNT OF
        TO BE REGISTERED             REGISTERED        PER SHARE        OFFERING PRICE(6)  REGISTRATION FEE
        ----------------             ----------        ---------       ------------------  ----------------
Ordinary Shares, S$0.01 par value     16,902(1)        $ 7.35(3)         $  124,229.70          $ 31.06
Ordinary Shares, S$0.01 par value     54,809(2)        $26.95(3)         $1,477,102.55          $369.28

(1) Represents shares subject to assumed outstanding share options as of September 14, 2001 under the Telcom Global Solutions Holdings, Inc. 2000 Equity Incentive Plan assumed by Registrant.

(2) Represents shares subject to assumed outstanding share options as of September 14, 2001 under the Telcom Global Solutions, Inc. 2000 Stock Option Plan assumed by Registrant.

(3) Represents weighted average per share exercise price for such outstanding options, calculated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee.

--------------------------------------------------------------------------------

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended March 31, 2001;

        (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed pursuant to Section 13(a) of the Exchange Act; and

        (c) the description of the Registrant's Ordinary Shares contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act.


        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article 155 of the Flextronics articles provides that, subject to the Singapore Companies Act, every director or other officer shall be entitled to be indemnified by Flextronics against all liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Flextronics and in which judgment is given in his favor, or the proceedings otherwise disposed of without finding or admission of any material breach of duty; in which he is acquitted; or in connection with any application under any statute for relief from liability for any act or omission in which relief is granted to him by the court.

        In addition, no director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, joining in any receipt or other act for conformity, or for any loss or expense happening to Flextronics, through the insufficiency or deficiency of title to any property acquired by order of the directors for Flextronics or for the insufficiency or deficiency of any security upon which any of the moneys of Flextronics are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, willful default, breach of duty or breach of trust.

        Section 172 of the Companies Act prohibits a company from indemnifying its directors or officers against liability which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to the company. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability except where the liability arises out of conduct involving dishonesty or a willful breach of duty, or (b) indemnifying such officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application in relation to liability in which relief is granted to him by the court.


        Flextronics has entered into indemnification agreements with its officers and directors. These indemnification agreements provide Flextronics' officers and directors with indemnification to the maximum extent permitted by the Companies Act. Flextronics has also obtained a policy of directors' and officers' liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Companies Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.


ITEM 8. EXHIBITS.


4.1 Memorandum and Articles of Association of the Registrant. (Incorporated by reference to Exhibit 3.01 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000.)

4.2 Indenture dated as of October 15, 1997 between the Registrant and State Street Bank and Trust Company of California, N.A., as trustee. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K for event reported on October 15, 1997.)

4.3 Credit Agreement dated as of October 27, 1999 by and among the Company, the lenders named therein, ABN AMRO, as agent, BankBoston, N.A. as documentation agent and Bank of America, N.A., Banque Nationale de Paris, The Bank of Nova Scotia and Citicorp USA, Inc., as co-agents. (Incorporated by reference to Exhibit 10.02 of the Registrant's Report on Form 10-Q/A for the quarterly period ended December 31, 1999.)

4.4 Credit Agreement dated October 27, 1999 by and among FIUI, the lenders named therein, ABN AMRO Bank N.V., as agent, BankBoston, N.A., as documentation agent, and Bank of America, N.A., Banque Nationale de Paris, The Bank of Nova Scotia and Citicorp USA, Inc., as co-agents. (Incorporated by reference to Exhibit 10.02 of the Registrant's Report on Form 10-Q/A for the quarterly period ended December 31, 1999.)

4.5 Credit Agreement dated April 3, 2000 among the Registrant and its subsidiaries designated under the Credit Agreement as borrowers from time to time, the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet National Bank as documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. (Incorporated by reference to Exhibit 10.26 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

4.6 Credit Agreement dated as of April 3, 2000 among Flextronics International USA, Inc., The DII Group, Inc., the lenders named in Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet National Bank, as documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. Certain schedules have been omitted. (Incorporated by reference to Exhibit 10.27 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

4.7 U.S. Dollar Indenture dated June 29, 2000 between the Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for fiscal year ended March 31, 2000.)

4.8 Euro Indenture dated as of June 29, 2000 between Registrant and Chase Manhattan Bank and Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for fiscal year ended March 31, 2000.)

4.9 Telcom Global Solutions Holdings, Inc. 2000 Equity Incentive Plan and related documents.

4.10 Telcom Global Solutions, Inc. 2000 Stock Option Plan and related documents.

5.1 Opinion of Allen & Gledhill with respect to the ordinary shares being registered.

23.1 Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2 Consent of Deloitte & Touche LLP, Independent Auditors.

23.3 Consent of Allen & Gledhill (included in Exhibit 5.1).

24.1 Power of Attorney. Reference is made to the signature page of this Registration Statement.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 14th day of September, 2001.

                                                  FLEXTRONICS INTERNATIONAL LTD.

                                                  By: /s/ Michael E. Marks
                                                  ------------------------------
                                                  Michael E. Marks
                                                  Chairman of the Board,
                                                  Chief Executive Officer and
                                                  Authorized U.S. Representative

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Michael E. Marks and Robert R.B. Dykes and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including any and all amendments, including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
/s/ Michael E. Marks                Chairman of the Board, and Chief Executive  September 14, 2001
-----------------------------       Officer (principal executive officer)
    Michael E. Marks

/s/ Robert R.B. Dykes               President, Systems Group and Chief          September 14, 2001
-----------------------------       Financial Officer (principal financial
    Robert R.B. Dykes               officer)

/s/ Thomas J. Smach                 Vice President, Finance                     September 14, 2001
-----------------------------       (principal accounting officer)
    Thomas J. Smach

/s/ Michael J. Moritz               Director                                    September 14, 2001
-----------------------------
    Michael J. Moritz

/s/ Richard L. Sharp                Director                                    September 14, 2001
-----------------------------
    Richard L. Sharp

                                    Director
-----------------------------
    Patrick Foley

/s/ Chuen Fah Alain Ahkong          Director                                    September 14, 2001
-----------------------------
    Chuen Fah Alain Ahkong

/s/ Goh Thiam Poh Tommie            Director                                    September 14, 2001
-----------------------------
    Goh Thiam Poh Tommie


                                  EXHIBIT INDEX

Exhibit
 Number     Document Description
-------     ---------------------

4.1         Memorandum and Articles of Association of the Registrant.
            (Incorporated by reference to Exhibit 3.01 of the Registrant's
            Quarterly Report on Form 10-Q for the fiscal quarter ended December
            31, 2000.)

4.2 Indenture dated as of October 15, 1997 between the Registrant and State Street Bank and Trust Company of California, N.A., as trustee.
            (Incorporated by reference to Exhibit 10.1 of the Registrant's
            Current Report on Form 8-K for event reported on October 15, 1997.)

4.3 Credit Agreement dated as of October 27, 1999 by and among the Company, the lenders named therein, ABN AMRO, as agent, BankBoston, N.A. as documentation agent and Bank of America, N.A., Banque
            Nationale de Paris, The Bank of Nova Scotia and Citicorp USA, Inc., as co-agents. (Incorporated by reference to Exhibit 10.02 of the Registrant's Report on Form 10-Q/A for the quarterly period ended
            December 31, 1999.)

4.4 Credit Agreement dated October 27, 1999 by and among FIUI, the lenders named therein, ABN AMRO Bank N.V., as agent, BankBoston, N.A., as documentation agent, and Bank of America, N.A., Banque
            Nationale de Paris, The Bank of Nova Scotia and Citicorp USA, Inc., as co-agents. (Incorporated by reference to Exhibit 10.02 of the Registrant's Report on Form 10-Q/A for the quarterly period ended
            December 31, 1999.)

4.5 Credit Agreement dated April 3, 2000 among the Registrant and its subsidiaries designated under the Credit Agreement as borrowers from time to time, the lenders named in Schedule I to the Credit
            Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet
            National Bank as documentation agent, Bank of America, National
            Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. (Incorporated by reference to Exhibit
            10.26 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

4.6         Credit Agreement dated as of April 3, 2000 among Flextronics
            International USA, Inc., The DII Group, Inc., the lenders named in
            Schedule I to the Credit Agreement, ABN AMRO Bank N.V. as agent for the lenders, Fleet National Bank, as documentation agent, Bank of America, National Association and Citicorp USA, Inc. as managing agents, and The Bank of Nova Scotia as co-agent. Certain schedules have been omitted. (Incorporated by reference to Exhibit 10.27 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.)

4.7         U.S. Dollar Indenture dated June 29, 2000 between the Registrant and
            Chase Manhattan Bank and Trust Company, N.A., as trustee.
            (Incorporated by reference to Exhibit 4.1 of the Registrant's Annual
            Report on Form 10-K for fiscal year ended March 31, 2000.)

4.8         Euro Indenture dated as of June 29, 2000 between Registrant and
            Chase Manhattan Bank and Trust Company, N.A., as trustee.
            (Incorporated by reference to Exhibit 4.2 of the Registrant's Annual
            Report on Form 10-K for fiscal year ended March 31, 2000.)

4.9 Telcom Global Solutions Holdings, Inc. 2000 Equity Incentive Plan and related documents.

4.10 Telcom Global Solutions, Inc. 2000 Stock Option Plan and related documents.

5.1 Opinion of Allen & Gledhill with respect to the ordinary shares being registered.

23.1        Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2        Consent of Deloitte & Touche LLP, Independent Auditors.

23.3        Consent of Allen & Gledhill (included in Exhibit 5.1).

24.1 Power of Attorney. Reference is made to the signature page of this Registration Statement.
